CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the inclusion in this Registration Statement of Antennas America, Inc. on Form SB-2 of our report dated March 6, 1998, relating to the Company's financial statements for the year ended December 31, 1997.

We also consent to the reference to us under the heading "Experts" in the Registration Statement.



/s/ James E. Scheifley & Associates, P.C.
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James E. Scheifley & Associates, P.C.
       Certified Public Accountants


Englewood, Colorado
May 15, 1998